Exhibit (m)(4)(i)

AMENDED SCHEDULE 1

with respect to

VOYA EQUITY TRUST

AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES

PLAN

CLASS C SHARES

Fund(s)

Voya Corporate Leaders® 100 Fund

Voya Global Income & Growth Fund

Voya MI Dynamic Small Cap Fund (formerly, Voya Small Company Fund)

1

Exhibit (m)(4)(i)

SCHEDULE 2

with respect to

VOYA EQUITY TRUST

AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Fund

Voya MI Dynamic SMID Cap Fund (formerly, Voya Mid Cap Research Enhanced Index Fund)

2